UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2003

ANDREA ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other Jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

45 Melville Park Road, Melville, New York 11747
(Address of principal executive offices)

(631) 719-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On April 2, 2003, Andrea Electronics Corporation (the “Company”) issued a press release, a copy of which is attached to this report as Exhibit 99.1, announcing the sale of its Aircraft Communications Products division to a private investor group for $3.25 million, subject to net receivables and inventory adjustments as of the balance sheet closing date.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits

Number	Description

99.1	Press release, date April 2, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREA ELECTRONICS CORPORATION

Dated: April 3, 2003	By:
Richard A. Maue
Executive Vice President, Chief Financial
Officer and Corporate Secretary

Exhibit 99.1

Press Release, dated April 2, 2003

Andrea Electronics Announces Agreement to Sell Its Aircraft Communications Products Division

MELVILLE, N.Y., April 2, 2003 / Andrea Electronics Corporation (Amex: AND) announced today that it has entered into an agreement to sell its Aircraft Communications Products division to a private investor group for $3.25 million, subject to net receivables and inventory adjustments as of the balance sheet closing date. The Aircraft Communications Products division is engaged in the manufacture and sale of intercommunications systems and amplifiers primarily used on legacy military aircraft. For the year-ended December 31, 2002, this business segment generated approximately $3.3 million in revenue, and total operating profit of approximately $688 thousand. Pursuant to the terms of the purchase agreement, the Company will receive $2.5 million in cash by the closing date, which management expects will be on or about April 11, 2003. The balance of the purchase price will be payable in equal installments over the succeeding eleven month period.

“As previously stated, we have been exploring various options to generate necessary working capital to fund our Anti-Noise and DSP Microphone and Audio Software products divisions,” said Christopher P. Sauvigne, President and Chief Executive Officer of Andrea Electronics. “We expect the sale of this non-core business to enable Andrea to pursue existing opportunities in the personal computer, video and audio conferencing, telematics and call center communications markets.”

As a result of this transaction, and its effect upon the Company’s ability to prepare information necessary for its year end audit, Andrea Electronics filed a Form 12b-25 with the Securities and Exchange Commission, under Rule 12b-25, a notification of late filing of the Company’s Annual Report on Form 10-K. The Company expects that the Annual Report on Form 10-K will be filed within the permitted extension period. In addition, the Company will conduct its fourth quarter and year-end conference call on April 14, 2003 at 10:30 AM EDT. Additional details regarding the conference call will be released at a later time.

About Andrea Electronics:

Andrea Electronics Corporation designs, develops and manufactures audio technologies and equipment for enhancing applications that require high performance and high quality voice input. The Company’s patented Digital Super Directional Array (DSDA®), patent pending Directional Finding and Tracking Array (DFTA®), patented PureAudio®, and patented EchoStop(TM) far-field microphone technologies enhance a wide range of audio products to eliminate background noise and ensure the optimum performance of voice applications. Applications for the Company’s technologies include: speech recognition programs, Internet telephony, video/audio conferencing, automobile PCs, home automation systems, handheld devices and multiplayer online games, among others. Visit Andrea Electronics’ website at www.AndreaElectronics.com or call 1-800-442-7787.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve matters that are subject to certain risks, uncertainties and assumptions that are difficult to predict, including economic, competitive, governmental, technological and other factors, that may affect the business and prospects of Andrea Electronics Corporation (the “Company”). These and other similar factors are discussed under the heading “Cautionary Statement Regarding Forward-looking statements” included in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K and Annual Report not filed with the SEC, and in documents subsequently filed by the Company with the Securities and Exchange Commission.

      Lauren Rivera
      Marketing Communications Manager

      Richard A. Maue
      Chief Financial Officer

      1-800-442-7787